                               ELEVENTH AMENDMENT

         ELEVENTH AMENDMENT, dated as of February 3, 1997 (this "Amendment"), to the Credit Agreement, dated as of February 23, 1993 (as amended from time to time prior to the date hereof, the "Credit Agreement"), among Consolidated Cigar Corporation (individually and as successor by merger to Consolidated Cigar Acquisition Corporation, the "Company"), Congar Newco Inc. ("Congar Newco"), the financial institutions from time to time parties thereto (the "Banks") and The Chase Manhattan Bank, as agent (in such capacity, the "Agent").

                             W I T N E S S E T H :

         WHEREAS, each of the Company and Congar Newco is a party to the Credit Agreement;

         WHEREAS, each of the Company and Congar Newco has requested that the Banks amend the Credit Agreement as more fully set forth herein;

         WHEREAS, the Banks and the Agent are willing to consent to such amendments only upon the terms, and subject to the conditions, set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, Congar Newco, the Banks and the Agent hereby agree as follows:

         1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

         2. Amendment to Section 1.01--Definition of Applicable Margin. The definition of "Applicable Margin" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 0%; (b) with respect to Eurodollar Loans, 1.00%; and (c) with respect to 936 Rate Loans, 1.00%; provided that the Applicable Margin for each Type of Loans, for any period from and including the Quarterly Date occurring on or immediately following the date on which the Company shall have delivered a certificate of the Company signed on its behalf by a Senior Financial Officer to the Agent demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Company most recently ended that have been delivered to the Banks pursuant to Section 9.01(a) or
    (b) hereof) that the Consolidated Debt to Cash Flow Ratio, as of the last day of such fiscal period, is within one of the ranges set forth below to but excluding the next succeeding Quarterly Date, shall equal the percentage set forth below for Loans of such Type:

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                                                                              2

Consolidated
Debt to Cash                 Base Rate        Eurodollar        936 Rate
 Flow Ratio                    Loans            Loans             Loans
-----------                ---------        ----------        --------
Greater than                   1.75%             2.75%            2.75%
  4.00 to 1

Less than or equal to          1.50%             2.50%            2.50%
  4.00 to 1 but
  greater than
  3.25 to 1

Less than or equal to          1.00%             2.00%            2.00%
  3.25 to 1 but
  greater than
  2.50 to 1

Less than or equal to           .50%             1.50%            1.50%
  2.50 to 1 but
  greater than
  2.00 to 1

Less than or equal                0%             1.00%            1.00%
 to 2.00 to 1

    provided further that (i) during any period when an Event of Default shall have occurred and be continuing, the Consolidated Debt to Cash Flow Ratio for the purposes of this definition shall be deemed to be greater than 4.00 to 1, (ii) in calculating the Consolidated Debt to Cash Flow Ratio for the purposes of this definition, Consolidated Cash Flow shall be calculated without reference to clause (c) in the definition of "Consolidated Cash Flow" in this Section 1.01 and (iii) no change in the Applicable Margin in effect on January 29, 1997 shall be effected pursuant to this definition until financial statements for the fiscal year of the Company ending December 31, 1996 shall have been delivered pursuant to Section 9.01(a) hereof.

         3. Amendment to Section 1.01--Definition of Commitment Fee Rate.
Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

         "Commitment Fee Rate" shall mean 0.25% per annum; provided that the Commitment Fee Rate, for any period from and including the Quarterly Date occurring on or immediately following the date on which the Company shall have delivered a certificate of the Company signed on its behalf by a Senior Financial Officer to the Agent demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Company most recently ended that have been delivered to the Banks pursuant to Section 9.01(a) or (b) hereof) that the Consolidated Debt to Cash Flow Ratio, as of the last day of such fiscal period, is within one of the ranges set forth below to but excluding the next succeeding Quarterly Date, shall equal the percentage per annum set forth below:


         Consolidated                                      Commitment
         Debt to Cash                                         Fee
          Flow Ratio                                          Rate
         ------------                                      ----------

         Greater than                                        0.500%
          2.50 to 1

    Less than or equal to                                    0.375%
        2.50 to 1 but
        greater than
          2.00 to 1

     Less than or equal                                      0.250%
        to 2.00 to 1


    provided further that (i) during any period when an Event of Default shall have occurred and be continuing, the Consolidated Debt to Cash Flow Ratio for the purposes of this definition shall be deemed to be greater than 2.50 to 1, (ii) in calculating the Consolidated Debt to Cash Flow Ratio for the purposes of this definition, Consolidated Cash Flow shall be calculated without reference to clause (c) in the definition of "Consolidated Cash Flow" in this Section 1.01 and (iii) no change in the commitment fee in effect on January 29,1997 shall be effected pursuant to this definition until financial statements for the fiscal year of the Company ending December 31, 1996 shall have been delivered pursuant to Section 9.01(a) hereof.

         4. Amendment to Section 2.04--Scheduled RC Commitment Reductions. The text of each of paragraph (b) and paragraph (d) of Section 2.04 of the Credit Agreement is hereby deleted and, in each case, replaced with the reference "[INTENTIONALLY OMITTED]". In addition, the definition of "Non-Scheduled RC Reduction" is hereby deleted from Section 1.01 of the Credit Agreement.

         5. Amendment to Section 2.05--Commitment Fees. Section 2.05 of the Credit Agreement is hereby amended by replacing each reference to the percentage "1/2 of 1%" contained therein with a reference to the term "the Commitment Fee Rate".

         6. Amendment to Section 2.10--Excess Cash Flow. The text of paragraph
(d) of Section 2.10 of the Credit Agreement is hereby deleted and replaced with the reference "[INTENTIONALLY OMITTED]". In addition, the definition of "Excess Cash Flow" is hereby deleted from Section 1.01 of the Credit Agreement.

         7. Amendment to Section 9.09--Purchase of Subordinated Notes. Section
9.09 of the Credit Agreement is hereby amended by adding a new clause (vii) at the end of paragraph (d) thereof which shall read in its entirety as follows:

         "(vii) the Company may, so long as no Default shall have occurred and be continuing or would result therefrom, purchase or redeem the Subordinated Notes and pay premiums in connection therewith, provided that not more than $25,000,000 in aggregate principal amount of the Subordinated Notes may be so purchased or optionally redeemed during the term of this Agreement."

         8. Amendment to Section 9.11--Capital Expenditures. Section 9.11 of the Credit Agreement is hereby amended by changing each reference to the amount "$5,100,000" contained therein to the amount "$5,500,000".

         9. RC Commitments. The parties hereto hereby agree that, on the date hereof, the aggregate amount of the RC Commitments is equal to $14,887,410.

         10. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the Agent shall have received counterparts of this Amendment, duly executed by the Company, Congar Newco and each Bank.

         11. Representations and Warranties. Each of the Company and Congar Newco, as of the date hereof and after giving effect to the amendments contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

         12. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 10 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. The execution, delivery and effectiveness of this Amendment, shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents, nor constitute a waiver or amendment of any provisions of any of the Credit Documents. Except as expressly modified herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

         13. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                               CONSOLIDATED CIGAR CORPORATION


                               By: /s/ Gary R. Ellis
                                  ---------------------------------------------
                                  Name:  Gary R. Ellis
                                  Title: Senior Vice-President, Chief Financial
                                         Officer, Secretary & Treasurer

                               CONGAR NEWCO INC.


                               By: /s/ Gary R. Ellis
                                  ---------------------------------------------
                                  Name:  Gary R. Ellis
                                  Title: Senior Vice-President, Finance
                                         Treasurer & Finance

                               THE CHASE MANHATTAN BANK, as Agent
                               and as a Bank


                               By: /s/ Neil R. Boylan
                                  ---------------------------------------------
                                  Name:  Neil R. Boylan
                                  Title: Vice-President

                               THE FIRST NATIONAL BANK OF BOSTON


                               By: /s/ Andrew A Doherty
                                  ---------------------------------------------
                                  Name:  Andrew A Doherty
                                  Title: Vice-President

                               GIROCREDIT BANK


                               By: /s/ Anca Trifan
                                  ---------------------------------------------
                                  Name:  Anca Trifan
                                  Title: Vice-President

                               NATIONSBANK, N.A.


                               By: /s/ Lynn Callicolt
                                  ---------------------------------------------
                                  Name:  Lynn Callicolt
                                  Title: Vice-President

                               BANCO SANTANDER PUERTO RICO


                               By: /s/ Hector Vina
                                  ---------------------------------------------
                                  Name:  Hector Vina
                                  Title: Senior Vice-President